Exhibit 10.162

PROMISSORY NOTE

No.
$281,168,046.00	December 10, 2007
Chicago, Illinois	Maturity Date: December 10, 2008

1.         AGREEMENT TO PAY. For value received, INLAND AMERICAN ST PORTFOLIO, L.L.C. and INLAND AMERICAN ST FLORIDA PORTFOLIO, L.L.C., each a Delaware limited liability company (together, the “Borrower”) hereby jointly and severally promise to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns (the “Lender”), the principal sum of Two Hundred Eighty One Million One Hundred Sixty Eight Thousand Forty Six Dollars ($281,168,046) (the “Loan”), on December 10, 2008 (the “Maturity Date”), at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below, and any and all other amounts which may be due and payable hereunder from time to time.

2.         THE LOAN. Subject to the terms and conditions of this Note, the Loan Agreement (as hereinafter defined) and the other Loan Documents (as hereinafter defined), the Lender agrees to make the Loan to and for the benefit of the Borrower. The Loan and repayments hereunder shall be evidenced by entries on the books and records of the Lender which shall be presumptive evidence of the principal amount and interest owing and unpaid on this Note, or any renewal or extension hereof. The failure to so record any such amount or any error so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any note to repay the principal amount of such liabilities, together with all interest accruing thereon. The Loan is made pursuant to a Loan and Security Agreement between Borrower and Lender (as same may be modified or amended from time to time, the “Loan Agreement”). Capitalized terms not defined herein shall have the meaning given them in the Loan Agreement.

3.         INTEREST RATE.

3.1       Interest Prior to Default.

(a)       Interest shall accrue on the principal balance of this Note outstanding from the date hereof through the Maturity Date at the Borrower’s option from time to time of (i) a floating per annum rate of interest (the “Interest Rate”) equal to the Prime Rate (as hereinafter defined), or (ii) a per annum rate of interest (the “LIBOR Rate”) equal to LIBOR (as hereinafter defined) for the relevant Interest Period (as hereinafter defined), plus ninety-five and one-hundredths percent (0.95%) (the “Applicable Margin”), such LIBOR Rate to remain fixed for such Interest Period. Changes in the Interest Rate to be charged hereunder based on the Prime Rate shall take effect immediately upon the occurrence of any change in the Prime Rate. Any portion of the principal amount of this Note bearing interest at the Prime Rate is referred to herein as a “Prime

Loan”. Any portion of the principal amount of this Note bearing interest at the LIBOR Rate is referred to herein as a “LIBOR Loan”.

(b)       A request by the Borrower for a Prime Loan must be received by the Lender in writing no later than 2:00 p.m. Chicago, Illinois time, on any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois (a “Business Day”). As used herein, “Prime Rate” shall mean the floating per annum rate of interest most recently announced by the Lender at Chicago, Illinois as its prime or base rate. A certificate made by an officer of the Lender stating the Prime Rate in effect on any given day, for the purposes hereof, shall be conclusive evidence of the Prime Rate in effect on such day. The Prime Rate is a base reference rate of interest adopted by the Lender as a general benchmark from which the Lender determines the floating interest rates chargeable on various loans to borrowers with varying degrees of creditworthiness and the Borrower acknowledges and agrees that the Lender has made no representations whatsoever that the Prime Rate is the interest rate actually offered by the Lender to borrowers of any particular creditworthiness.

(c)       LIBOR Rate. The designation of a LIBOR Loan by the Borrower is subject to the following requirements:

(i)         A request for a LIBOR Loan (a “LIBOR Loan Request”) must be received by the Lender no later than 2:00 p.m. Chicago, Illinois time two Business Days prior to the first day of the Interest Period on which such LIBOR Loan shall be advanced, shall be irrevocable, and shall state the initial Interest Period and amount of such LIBOR Loan. Each LIBOR Loan will be in an amount not less than $5,000,000. No more than five (5) separate LIBOR Loans may be outstanding at any time. A request for a LIBOR Loan received by the Lender after 2:00 p.m. Chicago, Illinois on any Business Day time will be processed and funded by the Lender on the third Business Day thereafter.

(ii)       If pursuant to the LIBOR Loan Request, the initial Interest Period of any LIBOR Loan commences on any day other than the first Business Day of any month, then the initial Interest Period of such LIBOR Loan shall end on the first day of the following calendar month, notwithstanding the Interest Period specified in the LIBOR Loan Request, and the LIBOR Rate for such LIBOR Loan shall be equal to LIBOR for an interest period equal to the length of such partial month, plus the Applicable Margin. Thereafter, each LIBOR Loan shall automatically renew (a “LIBOR Rollover”) for the Interest Period specified in the LIBOR Loan Request at the then current LIBOR Rate plus the Applicable Margin unless the Borrower, in a subsequent LIBOR Loan Request received by the Lender no later than 2:00 p.m. Chicago, Illinois time on the second (2nd) Business Day before the expiration of the existing Interest Period, shall elect a different Interest Period or the conversion of all or a portion of the LIBOR Loan to a Prime Loan.

The Borrower may not elect a LIBOR Rate, and an Interest Period for a LIBOR Loan shall not automatically renew, with respect to any principal amount which is scheduled to be repaid before the last day of the applicable Interest Period, and any such amounts shall bear interest at the Interest Rate, until repaid.

(iii)      “LIBOR” shall mean a rate of interest equal to (A) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (or three Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Lender in its sole discretion), divided by (B) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period, or as LIBOR is otherwise determined by the Lender in its sole and absolute discretion. The Lender’s determination of LIBOR shall be conclusive, absent manifest error.

(iv)      “Interest Period” shall mean, with regard to any LIBOR Loan, successive one, two, three, six or twelve month periods, as selected by the Borrower in its LIBOR Loan Request; provided, however, that: (A) each Interest Period occurring after the initial Interest Period of any LIBOR Loan shall commence on the day on which the preceding Interest Period for such LIBOR Loan expires; (B) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; (C) whenever the first day of any Interest Period occurs on a date for which there is no numerically corresponding date in the month in which such Interest Period terminates, such Interest Period shall end on the last day of such month, unless such day is not a Business Day, in which case the Interest Period shall terminate on the first Business Day of the following month, provided, however, that so long as the LIBOR Rollover remains in effect, all subsequent Interest Periods shall terminate on the date of the month numerically corresponding to the date on which the initial Interest Period commenced; and (D) the final Interest Period for any LIBOR Loan must be such that its expiration occurs on or before the Maturity Date. If at any time an Interest Period expires less than one month before the Maturity Date, such LIBOR Loan shall automatically convert to a Prime Loan on the last day of the then existing Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

(v)       Notwithstanding anything to the contrary contained herein, the principal balance of any L1BOR Loan may not be prepaid in whole or in part at any time. If, for any reason, a LIBOR Loan is paid prior to the last Business Day of any Interest Period, whether voluntary, involuntary, by reason of acceleration or otherwise, each such prepayment of a LIBOR Loan will be accompanied by the amount of accrued interest on the amount prepaid and any and all costs, expenses, penalties and charges incurred by the Lender as a result of the early termination or breakage of a LIBOR Loan, plus the amount, if any, by which (A) the additional interest which would have been payable during the Interest Period on the LIBOR Loan prepaid had it not been prepaid, exceeds (B) the interest which would have been recoverable by the Lender by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Lender, for a period starting on the date on which it was prepaid and ending on the last day of the Interest Period for such LIBOR Loan (collectively, the “Make Whole Costs”). The amount of any such loss or expense payable by the Borrower to the Lender under this section shall be determined in the Lender’s sole discretion based upon the assumption that the Lender funded its loan commitment for LIBOR Loans in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical, provided, however, that the Lender is not obligated to accept a deposit in the London Interbank Eurodollar market in order to charge interest on a LIBOR Loan at the LIBOR Rate.

(vi)      If the Lender determines in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any Interest Period that (A) the making or maintenance of any LIBOR Loan would violate any applicable law, rule, regulation or directive, whether or not having the force of law, (B) United States dollar deposits in the principal amount, and for periods equal to the Interest Period, of any LIBOR Loan are not available in the London Interbank Eurodollar market in the ordinary course of business, (C) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the LIBOR Rate to be applicable to the relevant LIBOR Loan, (D) the LIBOR Rate does not accurately reflect the cost to the Lender of a LIBOR Loan, or (E) an Event of Default (as hereinafter defined) has occurred and is continuing or any event or circumstance exists which, with the giving of notice or passage of time, would constitute an Event of Default, the Lender shall promptly notify the Borrower thereof and, so long as any of the foregoing conditions continue, the Lender will have no obligation to accept an election by the Borrower for a LIBOR Loan, and each existing LIBOR Loan, at the Borrower’s option, shall be (1) converted to a Prime Loan on the last Business Day of the then existing Interest Period, or (2) due and payable on the last Business Day of the then existing Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

(vii)     If, after the date hereof, a Regulatory Change (as hereinafter defined) shall, in the reasonable determination of the Lender, make it unlawful for the Lender to make or maintain any LIBOR Loans, the Lender will have no obligation to accept an election by the Borrower for a LIBOR Loan. In addition, at the Borrower’s option, each existing LIBOR Loan shall be immediately (A) converted to a Prime Loan on the last Business Day of the then existing Interest Period or on such earlier date as required by law, or (B) due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower. As used herein, “Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Lender or its lending office.

(viii)    If any Regulatory Change (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, the Lender; (b) subject the Lender or any LIBOR Loan to any tax, duty, charge, stamp tax or fee, or change the basis of taxation of payments to the Lender of principal or interest due from the Borrower hereunder (other than a change in the taxation of the overall net income of the Lender); or (c) impose on the Lender any other condition regarding any LIBOR Loan or the Lenders’ funding thereof, and the Lender shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to actually increase the cost to the Lender of making or maintaining any LIBOR Loans or to reduce the amount of principal or interest received by the Lender hereunder on any LIBOR Loan, then the Borrower shall pay to the Lender, on demand, such additional amounts as the Lender shall from time to time determine are sufficient to compensate and indemnify the Lender for such increased costs or reduced amounts (the “LIBOR Indemnification Costs”).

3.2       Interest After Default. From and after the Maturity Date or upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the unpaid principal balance during any such period at an annual rate (the “Default Rate”) equal to five percent (5.00%) plus the Interest Rate provided, however, in no event shall the Default Rate exceed the maximum rate permitted by law. The interest accruing under this section shall be immediately due and payable by the Borrower to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note.

3.3       Interest Calculation. Interest on this Note shall be calculated on the basis of a 360 day year and the actual number of days elapsed in any portion of a month in which interest is due. If any payment to be made by the Borrower hereunder shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

4.        PAYMENT TERMS.

4.1       Principal and Interest. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

(a)       Commencing on January 1, 2008, and continuing on the first day of each month thereafter through and including the month in which the Maturity Date occurs, except as otherwise provided herein, all accrued and unpaid interest on the principal balance of this Note outstanding from time to time shall be due and payable. Interest accrued on any LIBOR Loan as of the date of termination, breakage or other disposition shall be due and payable in full on the date of such termination, breakage or disposition.

(b)       The unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder or under any of the Loan Documents shall be due and payable in full on the Maturity Date.

4.2       Application of Payments. Prior to the occurrence of an Event of Default, all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied as follows: (a) first, to fees, expenses, costs and other similar amounts then due and payable to the Lender, including, without limitation any prepayment premium, exit fee or late charges due hereunder, (b) second, to accrued and unpaid interest on the principal balance of this Note, (c) third, to the payment of principal due in the month in which the payment or prepayment is made, (d) fourth, to any escrows, impounds or other amounts which may then be due and payable under the Loan Documents, (e) fifth, to any other amounts then due the Lender hereunder or under any of the Loan Documents, and (f) last, to the unpaid principal balance of this Note in the inverse order of maturity. Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent monthly payment of principal and interest due hereunder. After an Event of Default has occurred and is continuing, payments may be applied by the Lender to amounts owed hereunder and under the Loan Documents in such order as the Lender shall determine, in its sole discretion.

4.3       Method of Payments. All payments of principal and interest hereunder shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as the Lender or the legal holder or holders of this Note may from time to time appoint in the payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of the Lender at

135 South La Salle Street, Suite 1225, Chicago, Illinois 60603. Payment made by check shall be deemed paid on the date the Lender receives such check; provided, however, that if such check is subsequently returned to the Lender unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected. Notwithstanding the foregoing, the final payment due under this Note must be made by wire transfer or other immediately available funds.

4.4       Late Charge. If any payment of interest or principal due hereunder (other than payment of principal at maturity) is not made within five days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, the Borrower shall pay to the Lender a “late charge” of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment. The Borrower agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

4.5       Principal Prepayments. The portion of this Note bearing interest at the Interest Rate may be prepaid, either in whole or in part, without penalty or premium, at any time and from time to time upon fourteen (14) days prior notice to the Lender. The portion of this Note bearing interest at the LIBOR Rate may be prepaid only on the last day of an Interest Period; provided, however, that the Borrower may prepay a LIBOR Loan prior to such day so long as such prepayment is accompanied by a simultaneous payment of the Make Whole Costs described in Section 3.1(c)(v) above, plus accrued interest on the LIBOR Loan being prepaid through the date of prepayment.

5.         SECURITY. This Note is secured by the Mortgage (as defined in the Loan Agreement) and the other Loan Documents (as defined in the Loan Agreement and collectively referred to as the “Loan Documents”). Reference is hereby made to the Loan Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a statement of the covenants and agreements contained therein, a statement of the rights, remedies, and security afforded thereby, and all matters therein contained.

6.         EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

(a)       the failure by the Borrower to pay (i) any installment of principal or interest payable pursuant to this Note within five (5) days after the date when due, or (ii) any other amount payable to the Lender under this Note, the Mortgage or any of the other Loan Documents within five (5) days after the date when any such payment is due in accordance with the terms hereof or thereof; or

(b)       the occurrence of any “Event of Default” under the Loan Agreement or any of the other Loan Documents.

7.         REMEDIES. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note, the Mortgage and in all of the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against the Borrower, any Guarantor hereof, the Premises and any other security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, the Borrower promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

8.         COVENANTS AND WAIVERS. The Borrower and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally: (i) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) except as expressly provided in the Loan Documents, waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of the Borrower and each guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by the Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of the Borrower, any guarantor and all others now liable for all or any part of the obligations evidenced hereby. This provision is a material inducement for the Lender making the Loan to the Borrower.

9.         GENERAL AGREEMENTS.

9.1       Business Purpose Loan. The Loan is a business loan which comes within the purview of Section 205/4, paragraph (l)(c) of Chapter 815 of the Illinois Compiled Statutes,

as amended. The Borrower agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., §1601, et seq.

9.2       Time. Time is of the essence hereof.

9.3       Governing Law. This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Illinois, without regard to its conflict of laws provisions.

9.4       Amendments. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

9.5       No Joint Venture. The Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of the Borrower or of any lessee, operator, concessionaire or licensee of the Borrower in the conduct of its business, and by the execution of this Note, the Borrower agrees to indemnify, defend, and hold the Lender harmless from and against any and all damages, costs, expenses and liability that may be incurred by the Lender as a result of a claim that the Lender is such partner, joint venturer, agent or associate.

9.6       Disbursement. This Note has been made and delivered at Chicago, Illinois and all funds disbursed to or for the benefit of the Borrower will be disbursed in Chicago, Illinois.

9.7       Joint and Several Obligations. If this Note is executed by more than one party, the obligations and liabilities of each Borrower under this Note shall be joint and several and shall be binding upon and enforceable against each Borrower and their respective successors and assigns. The portion of this Note secured by various Mortgages may be limited as set forth in such Mortgages. This Note shall inure to the benefit of and may be enforced by the Lender and its successors and assigns.

9.8       Severable Loan Provisions. If any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Borrower and the Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

9.9       Interest Limitation. If the interest provisions herein or in any of the Loan Documents shall result, at any time during the Loan, in an effective rate of interest which, for any month, exceeds the limit of usury or other laws applicable to the Loan, all sums in excess of those lawfully collectible as interest of the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such monies by the Lender, with the same force and effect as though the payer has specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment. Notwithstanding the foregoing, however, the Lender may at any time and from time to time elect by notice in writing to the Borrower to reduce or limit the collection to such sums which, when added to the said first-stated interest, shall not result in any payments toward principal in accordance with the requirements of the preceding sentence. In no event shall any agreed to or actual exaction as consideration for this Loan transcend the limits imposed or provided by the law applicable to this transaction or the makers hereof in the jurisdiction in which the Premises are located for the use or detention of money or for forbearance in seeking its collection.

9.10     Assignability. The Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral, and the Lender thereafter shall be relieved from all liability with respect to such collateral. In addition, the Lender may at any time sell one or more participations in the Note. The Borrower may not assign its interest in this Note, or any other agreement with the Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lender.

10.       NOTICES. All notices required under this Note will be in writing and will be transmitted in the manner and to the addresses required by the Mortgage, or to such other addresses as the Lender and the Borrower may specify from time to time in writing.

11.       CONSENT TO JURISDICTION. TO INDUCE THE LENDER TO ACCEPT THIS NOTE, THE BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO THE LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS. THE BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON THE BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS STATED IN THE MORTGAGE AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

12.       WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER (BY ACCEPTANCE OF THIS NOTE), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

13.       WAIVER OF DEFENSES. OTHER THAN CLAIMS BASED UPON THE FAILURE OF THE LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER, THE BORROWER WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS NOTE OR ANY OF THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

14.       Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Lender to identify the Borrower in accordance with the Act. In addition, the Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls the Borrower or any subsidiary of the Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”). the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

15.       EXPENSES AND INDEMNIFICATION. The Borrower shall pay all costs and expenses incurred by the Lender in connection with the preparation of this Note and the Loan Documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Lender or any affiliate or parent corporation of the Lender. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Note and the other instruments and documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. The Borrower hereby authorizes the Bank to charge any account of the Borrower with the Bank for all sums due under this section. The Borrower also agrees to defend (with counsel satisfactory to the Lender), protect, indemnify and hold harmless the Lender, any parent corporation, affiliated corporation or subsidiary of the Lender, and each of their respective officers, directors, employees, attorneys and agents (each, an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Lender or any parent or affiliated corporation of the Lender), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, environmental laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Note or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Note and the Loan Documents, the making or issuance and management of the Loan, the use or intended use of the proceeds of the Loan and the enforcement of the Lender’s rights and remedies under this Note, the Loan Documents, any other instruments and documents delivered hereunder or thereunder, or under any other agreement between the Borrower and the Lender; provided, however, that the Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to such Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by such Indemnified Party until paid by the Borrower, shall be added to the obligations of the Borrower evidenced by this Note and secured by the collateral securing this Note. This indemnity is not intended to excuse the Lender from performing hereunder. The provisions of this section shall survive the closing of the Loan, the satisfaction and payment of this Note and any cancellation of the Loan Documents. The Borrower shall also pay, and hold the Lender harmless from, any and all claims of any brokers, finders or agents claiming a right to any fees in connection with arranging the Loan. The Lender hereby represents that it has not employed a broker or other finder in connection with the Loan. The Borrower represents and warrants that no brokerage commissions or finder’s fees are to be paid in connection with the Loan.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Promissory Note as of the day and year first above written.

INLAND AMERICAN ST PORTFOLIO, L.L.C., a
Delaware limited liability company

By:	Inland American Real Estate Trust, Inc.,
a Maryland corporation, its sole member

	By:	/s/ Mary J. Pechous
		Name:	Mary J. Pechous
		Title:	Assistant Secretary

INLAND AMERICAN ST FLORIDA PORTFOLIO,
L.L.C., a Delaware limited liability company

By:	Inland American Real Estate Trust, Inc.,
a Maryland corporation, its sole member

	By:	/s/ Mary J. Pechous
		Name:	Mary J. Pechous
		Title:	Assistant Secretary

Note